UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2012

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2012, WebMediaBrands Inc. received a letter from the Nasdaq Stock Market notifying it that WebMediaBrands’s application to transfer its securities from the Nasdaq Global Market to the Nasdaq Capital Market had been approved, effective as of the opening of business on March 27, 2012.

As previously reported, on March 16, 2012, WebMediaBrands applied to have its securities transferred to the Nasdaq Capital Market in order to gain an additional 180 days, or to September 17, 2012, to comply with the Nasdaq Listing Rules requiring it to maintain a minimum bid price of $1.00 per share.  WebMediaBrands plans to effect a reverse stock split, if necessary and approved by its stockholders, to meet the minimum bid price requirement during the grace period and maintain its listing on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: March 28, 2012	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer